Filing Pursuant to Rule 433
                                                    Registration No.: 333-130694

--------------------------------------------------------------------------------
MORGAN STANLEY                      [LOGO]                        June 7th, 2006
Securitized Products Group       Morgan Stanley

--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,242,430,000
                                  Approximately

              Morgan Stanley IXIS Real Estate Capital Trust 2006-1
                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

              IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED
                                EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                      [LOGO]                        June 7th, 2006
Securitized Products Group       Morgan Stanley

--------------------------------------------------------------------------------

                          Approximately $1,242,430,000
              Morgan Stanley IXIS Real Estate Capital Trust 2006-1

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                      Morgan Stanley Mortgage Capital Inc.
                         IXIS Real Estate Capital Inc.*
                                    Sponsors

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                     Wells Fargo Bank, National Association
                          Saxon Mortgage Services, Inc.
                            JPMorgan Chase Bank, N.A.
                          HomeEq Servicing Corporation
                                    Servicers

                             Transaction Highlights
                             ----------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                                         Modified
                                                                                         Duration
                                                                                            To
Offered                                  Expected Ratings        Avg Life to            Call(1)(3)          Payment Window To
Classes   Description   Balance(4)    (S&P / Fitch / Moody's)   Call(1)/Mty(2)         / Mty (2)(3)          Call(1) / Mty(2)
==============================================================================================================================
 A-fpt      Floater     350,000,000         AAA/AAA/Aaa                             ***Not Offered Hereby***
------------------------------------------------------------------------------------------------------------------------------
  A-1       Floater     251,995,000         AAA/AAA/Aaa          0.80 / 0.80           0.78 / 0.78           1 - 21 / 1 - 21
------------------------------------------------------------------------------------------------------------------------------
  A-2       Floater      64,435,000         AAA/AAA/Aaa          2.00 / 2.00           1.88 / 1.88          21 - 28 / 21 - 28
------------------------------------------------------------------------------------------------------------------------------
  A-3       Floater     219,255,000         AAA/AAA/Aaa          3.50 / 3.50           3.14 / 3.14          28 - 68 / 28 - 68
------------------------------------------------------------------------------------------------------------------------------
  A-4       Floater     121,500,000         AAA/AAA/Aaa          6.83 / 8.55           5.62 / 6.63          68 - 86 / 68 - 193
------------------------------------------------------------------------------------------------------------------------------
  M-1       Floater      47,563,000         AA+/AA+/Aa1          5.00 / 5.54           4.28 / 4.60          43 - 86 / 43 - 166
------------------------------------------------------------------------------------------------------------------------------
  M-2       Floater      43,707,000          AA/AA/Aa2           4.92 / 5.45           4.21 / 4.53          41 - 86 / 41 - 159
------------------------------------------------------------------------------------------------------------------------------
  M-3       Floater      25,710,000         AA-/AA-/Aa3          4.88 / 5.39           4.18 / 4.48          41 - 86 / 41 - 151
------------------------------------------------------------------------------------------------------------------------------
  M-4       Floater      23,139,000          A+/A+/A1            4.86 / 5.35           4.15 / 4.45          40 - 86 / 40 - 146
------------------------------------------------------------------------------------------------------------------------------
  M-5       Floater      21,853,000           A/A/A2             4.84 / 5.31           4.14 / 4.42          39 - 86 / 39 - 140
------------------------------------------------------------------------------------------------------------------------------
  M-6       Floater      21,211,000          A-/A-/A3            4.83 / 5.27           4.12 / 4.38          39 - 86 / 39 - 134
------------------------------------------------------------------------------------------------------------------------------
  B-1       Floater      19,282,000       BBB+/BBB+/Baa1         4.81 / 5.20           4.05 / 4.28          38 - 86 / 38 - 127
------------------------------------------------------------------------------------------------------------------------------
  B-2       Floater      18,640,000        BBB/BBB/Baa2          4.81 / 5.13           4.02 / 4.22          38 - 86 / 38 - 118
------------------------------------------------------------------------------------------------------------------------------
  B-3       Floater      14,140,000       BBB-/BBB-/Baa3         4.80 / 5.02           3.92 / 4.04          37 - 86 / 37 - 108
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------


             Initial
Offered   Subordination
Classes       Level         Benchmark
======================================
 A-fpt            21.65%   1 Mo. LIBOR
--------------------------------------
  A-1             21.65%   1 Mo. LIBOR
--------------------------------------
  A-2             21.65%   1 Mo. LIBOR
--------------------------------------
  A-3             21.65%   1 Mo. LIBOR
--------------------------------------
  A-4             21.65%   1 Mo. LIBOR
--------------------------------------
  M-1             17.95%   1 Mo. LIBOR
--------------------------------------
  M-2             14.55%   1 Mo. LIBOR
--------------------------------------
  M-3             12.55%   1 Mo. LIBOR
--------------------------------------
  M-4             10.75%   1 Mo. LIBOR
--------------------------------------
  M-5              9.05%   1 Mo. LIBOR
--------------------------------------
  M-6              7.40%   1 Mo. LIBOR
--------------------------------------
  B-1              5.90%   1 Mo. LIBOR
--------------------------------------
  B-2              4.45%   1 Mo. LIBOR
--------------------------------------
  B-3              3.35%   1 Mo. LIBOR
--------------------------------------

Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.
            *     Formerly referred to as CDC Mortgage Capital Inc.

Issuer:               Morgan Stanley IXIS Real Estate Capital Trust 2006-1

Depositor:            Morgan Stanley ABS Capital I Inc.

------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Sponsors:             Morgan Stanley Mortgage Capital Inc. and IXIS Real Estate
                      Capital Inc. (formerly referred to as CDC Mortgage Capital
                      Inc.)

Originators:          First NLC Financial Services, LLC (27.18%)
                      Meritage Mortgage Corporation (18.07%)
                      Accredited Home Lenders, Inc. (15.33%)
                      AIG Federal Savings Bank (through its Wilmington Finance division) (12.60%)
                      Master Financial, Inc. (8.89%)
                      Quick Loan Funding Inc. (3.07%)
                      Lenders Direct Capital Corp. (2.82%)
                      NC Capital Corporation (2.66%)
                      Funding America Warehouse Trust (1.99%)
                      First Banc Mortgage, Inc. (1.73%)
                      Encore Credit Corp. (1.50%)
                      Chapel Mortgage Corporation (1.39%)
                      Rose Mortgage, Inc. (1.14%)
                      Lime Financial Services, Ltd. (0.69%)
                      FlexPoint Funding Corporation (0.51%)
                      Mandalay Mortgage, LLC (0.13%)
                      First Horizon Home Loan Corporation (0.12%)
                      Fremont Investment & Loan (0.11%)
                      Decision One Mortgage Company, LLC (0.03%)
                      Aegis Mortgage Corporation (0.02%)
                      WMC Mortgage Corp. (0.02%)

Master Servicer:      Wells Fargo Bank, National Association

Servicers:            Wells Fargo Bank, National Association (41.79%), Saxon
                      Mortgage Services, Inc. (37.76%), JPMorgan Chase Bank,
                      N.A. (17.57%) and HomEq Servicing Corporation (2.87%)

Swap Counterparty:    IXIS Financial Products Inc.

Trustee:              Deutsche Bank National Trust Company

Securities and Swap
Administrator:        Wells Fargo Bank, National Association

Managers:             Morgan Stanley (lead manager) and IXIS Securities North
                      America (co-manager)

Rating Agencies:      Standard & Poor's, Moody's Investors Service and Fitch
                      Ratings.

Offered Certificates: The Class A, M and B Certificates.

Class A Certificates: The Class A-fpt, A-1, A-2, A-3 and A-4 Certificates.

Class M Certificates: The Class M-1, M-2, M-3, M-4, M-5 and M-6 Certificates.

Class B Certificates: The Class B-1, B-2 and B-3 Certificates.

Class A Front
Sequential
Certificates:         Class A-1 and A-2 Certificates

Class A Front
Pass-Through
Certificates:         Class A-fpt Certificates

Class A Front
Certificates:         Class A-fpt, A-1, and A-2 Certificates

Expected Closing
Date:                 June 30, 2006 through DTC and Euroclear or Clearstream.
                      The Certificates will be sold without accrued interest.

Cut-off Date:         June 1, 2006

Distribution Dates:   The 25th of each month, or if such day is not a business
                      day, on the next business day, beginning July 25, 2006.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Final Scheduled
Distribution Date:    For all Offered Certificates, the Distribution Date
                      occurring in July 2036.

Minimum Denomination: The Offered Certificates will be issued and available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:           For any Distribution Date, the period commencing on the
                      second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution
                      Date occurs.

Interest Accrual
Period: The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:   The Trust will consist of approximately $1,285.5 million
                      of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment
Speed:                o   Fixed Rate Mortgage Loans: CPR starting at
                          approximately 4% CPR in month 1 and increasing to 23%
                          CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                      o   ARM Mortgage Loans: 28% CPR

Credit Enhancement:   The Offered Certificates are credit enhanced by:
                      1)  Net monthly excess cashflow from the Mortgage Loans
                          after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                      2) 3.35% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and

                      3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement
Percentage:           For any Distribution Date, the percentage obtained by
                      dividing (x) the aggregate Class Certificate Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:        The later to occur of:

                      (x) The earlier of:

                          (a) The Distribution Date occurring in July 2009; and
                          (b) The Distribution Date on which the aggregate
                              balance of the Class A Certificates is reduced to zero; and

                      (y) The first Distribution Date on which the Senior
                          Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.30%.

Trigger Event:        Either a Delinquency Trigger Event or a Cumulative Loss
                      Trigger Event.

Delinquency Trigger
Event: A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                      Class A Certificates remain outstanding
                                   [36.95]% of the Senior Enhancement Percentage

                      On and after the Class A Certificates pay off
                                [44.55]% of the Class M-1 Enhancement Percentage


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Cumulative Loss
Trigger Event:        A Cumulative Loss Trigger Event is in effect on any
                      Distribution Date if the aggregate amount of Realized
                      Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

                      Months 25 - 36          [1.550]% for the first month, plus
                                              an additional 1/12th of [1.850]%
                                              for each month thereafter (e.g.,
                                              [2.475]% in Month 31)
                      Months 37 - 48          [3.400]% for the first month, plus
                                              an additional 1/12th of [1.950]%
                                              for each month thereafter (e.g.,
                                              [4.375]% in Month 43)
                      Months 49 - 60          [5.350]% for the first month, plus
                                              an additional 1/12th of [1.500]%
                                              for each month thereafter (e.g.,
                                              [6.100]% in Month 55)
                      Months 61 - 72          [6.850]% for the first month, plus
                                              an additional 1/12th of [0.800]%
                                              for each month thereafter (e.g.,
                                              [7.250]% in Month 67)
                      Months 73- thereafter   [7.650]%

Initial
Subordination
Percentage:           Class A:            21.65%
                      Class M-1:          17.95%
                      Class M-2:          14.55%
                      Class M-3:          12.55%
                      Class M-4:          10.75%
                      Class M-5:           9.05%
                      Class M-6:           7.40%
                      Class B-1:           5.90%
                      Class B-2:           4.45%
                      Class B-3:           3.35%

Optional Clean-up
Call: When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:      For all Offered Certificates the coupon will increase
                      after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                      Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Class A Certificates
Pass-Through Rate:    The Class A-fpt, A-1, A-2, A-3 and A-4 Certificates will
                      accrue interest at a variable rate equal to the lesser of
                      (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1
Pass-Through Rate:    The Class M-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2
Pass-Through Rate:    The Class M-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3
Pass-Through Rate:    The Class M-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4
Pass-Through Rate:    The Class M-4 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5
Pass-Through Rate:    The Class M-5 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6
Pass-Through Rate:    The Class M-6 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-1
Pass-Through Rate:    The Class B-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2
Pass-Through Rate:    The Class B-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3
Pass-Through Rate:    The Class B-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:    For any Distribution Date, a fraction, the numerator of
                      which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted
                      Swap Termination Payment) for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk
Carry Forward
Amount: As to any Distribution Date, the supplemental interest amount for each of the Class A Certificates will equal the sum of:
                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Class A Certificates Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                      (ii) Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                      (iii) Interest on the amount in clause (ii) at the related
                            Class A Certificates Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1,
B-2 and B-3 Basis
Risk Carry Forward
Amounts: As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:
                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                      (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
                      (iii) Interest on the amount in clause (ii) at the
                            Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

Interest
Distributions
on Offered
Certificates:         On each Distribution Date and after payments of servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
                      (i)     Concurrently to the Class A Certificates, their
                              Accrued Certificate Interest and any unpaid
                              Accrued Certificate Interest from prior
                              Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                      (ii)    To the Class M-1 Certificates, its Accrued
                              Certificate Interest;
                      (iii)   To the Class M-2 Certificates, its Accrued
                              Certificate Interest;
                      (iv)    To the Class M-3 Certificates, its Accrued
                              Certificate Interest;
                      (v)     To the Class M-4 Certificates, its Accrued
                              Certificate Interest;
                      (vi)    To the Class M-5 Certificates, its Accrued
                              Certificate Interest;
                      (vii)   To the Class M-6 Certificates, its Accrued
                              Certificate Interest;
                      (viii)  To the Class B-1 Certificates, its Accrued
                              Certificate Interest;
                      (ix)    To the Class B-2 Certificates, its Accrued
                              Certificate Interest; and
                      (x)     To the Class B-3 Certificates, its Accrued
                              Certificate Interest.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Principal
Distributions on
Offered
Certificates:         On each Distribution Date (a) prior to the Stepdown Date
                      or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                      (i)    to cover any Net Swap Payment and any swap
                             termination payment due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                      (ii)   to the Class A Certificates, allocated between the
                             Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                      (iii)  to the Class M-1 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (iv)   to the Class M-2 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (v)    to the Class M-3 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (vi)   to the Class M-4 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (vii)  to the Class M-5 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (viii) to the Class M-6 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (ix)   to the Class B-1 Certificates, until the Class
                             Certificate Balance has been reduced to zero;
                      (x)    to the Class B-2 Certificates, until the Class
                             Certificate Balance has been reduced to zero; and
                      (xi)   to the Class B-3 Certificates, until the Class
                             Certificate Balance has been reduced to zero.
                      On each Distribution Date (a) on or after the Stepdown
                      Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution
                      Amount will be allocated as follows:
                      (i)    to cover any Net Swap Payment and any swap
                             termination payment due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                      (ii)   to the Class A Certificates, the lesser of the
                             Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                      (iii)  to the Class M-1 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (iv)   to the Class M-2 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (v)    to the Class M-3 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (vi)   to the Class M-4 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (vii)  to the Class M-5 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (viii) to the Class M-6 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (ix)   to the Class B-1 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                      (x)    to the Class B-2 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
                      (xi)   to the Class B-3 Certificates, the lesser of the
                             remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


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refer to important information and qualifications at the end of this material.

Class A Principal
Allocation:           The Class A Certificates will receive principal as
                      follows: the Class A-3 Certificates will not receive principal distributions until the Class Certificate
                      Balance of the Class A Front Certificates has been reduced to zero and the Class A-4 Certificates will not receive principal distributions until the Class Certificate
                      Balance of the Class A-3 Certificates has been reduced to zero.

                      The Class A Front Certificates will receive principal as follows: the Class A Front Sequential Certificates and the Class A Front Pass-Through Certificates will receive principal pro rata. The Class A Front Sequential Certificates will receive principal sequentially; the Class A-2 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero.

                      Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Swap Payment
Allocation:           For a given Class of Certificates outstanding, a pro rata
                      share of the Net Swap Payment owed by the Swap
                      Counterparty (if any), based on the outstanding Class
                      Certificate Balance of that Class.


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refer to important information and qualifications at the end of this material.

Swap Payment
Priority:             All payments due under the swap agreement and any swap
                      termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:
                      (i)    to pay any Net Swap Payment owed to the Swap
                             Counterparty pursuant to the swap agreement;
                      (ii)   to pay any swap termination payment to the Swap
                             Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
                      (iii)  to the Class A-fpt, A-1, A-2, A-3 and A-4
                             Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
                      (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                             and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                      (v)    to be paid as principal, in accordance with the
                             principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                      (vi)   concurrently, to the Class A-fpt, A-1, A-2, A-3 and
                             A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                      (vii)  sequentially, to the Class M-1, M-2, M-3, M-4, M-5,
                             M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                      (viii) concurrently, to Class A Certificates, Class M
                             Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                      (ix)   sequentially, to the Class M-1, M-2, M-3, M-4, M-5,
                             M-6, B-1, B-2 and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                      (x)    to pay any swap termination payment to the Swap
                             Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                      (xi)   all remaining amounts to the holder of the Class X
                             Certificates.

                      In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                      Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted
Swap Termination
Payment: As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and
                      (ii) any swap termination payment owed to the Swap
                      Provider.


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refer to important information and qualifications at the end of this material.

Allocation of Net
Monthly Excess
Cashflow:             For any Distribution Date, any Net Monthly Excess Cashflow
                      shall be paid as follows:
                      (i)       to the Class M-1 Certificates, the unpaid
                                interest shortfall amount;
                      (ii)      to the Class M-1 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (iii)     to the Class M-2 Certificates, the unpaid
                                interest shortfall amount;
                      (iv)      to the Class M-2 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (v)       to the Class M-3 Certificates, the unpaid
                                interest shortfall amount;
                      (vi)      to the Class M-3 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (vii)     to the Class M-4 Certificates, the unpaid
                                interest shortfall amount;
                      (viii)    to the Class M-4 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (ix)      to the Class M-5 Certificates, the unpaid
                                interest shortfall amount;
                      (x)       to the Class M-5 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (xi)      to the Class M-6 Certificates, the unpaid
                                interest shortfall amount;
                      (xii)     to the Class M-6 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (xiii)    to the Class B-1 Certificates, the unpaid
                                interest shortfall amount;
                      (xiv)     to the Class B-1 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (xv)      to the Class B-2 Certificates, the unpaid
                                interest shortfall amount;
                      (xvi)     to the Class B-2 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (xvii)    to the Class B-3 Certificates, the unpaid
                                interest shortfall amount;
                      (xviii)   to the Class B-3 Certificates, the allocated
                                unreimbursed realized loss amount;
                      (xix)     concurrently, to the Class A Certificates, pro
                                rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and
                      (xx)      sequentially, to Classes M-1, M-2, M-3, M-4,
                                M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:             For any Distribution Date and each class of Certificates,
                      equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal
Distribution Amount:  On any Distribution Date, the sum of (i) the Basic
                      Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal
Distribution Amount:  On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:             For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:  For any Distribution Date, the lesser of (i) the excess of
                      (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated
Amount: For any Distribution Date, means the excess, if any of (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class M-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.10% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.


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refer to important information and qualifications at the end of this material.

Class M-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class M-3 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class M-4 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class M-5 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.


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refer to important information and qualifications at the end of this material.

Class M-6 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class B-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Class B-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
                      (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.


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refer to important information and qualifications at the end of this material.

Class B-3 Principal
Distribution
Amount: For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
                      (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,427,478.

Allocation of
Losses: If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority," the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:     Portions of the trust will be treated as multiple real
                      estate mortgage investment conduits, or REMICs, for federal income tax purposes. The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction.
                      Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:    The Offered Certificates are expected to be ERISA
                      eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                      Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley IXIS
                      Real Estate Capital Trust 2006-1 transaction.

SMMEA Eligibility:    It is anticipated that none of the Offered Certificates
                      will be SMMEA eligible.

Registration
Statement
and Prospectus:       This term sheet does not contain all information that is
                      required to and be included in a registration statement, or in a base prospectus prospectus supplement.


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refer to important information and qualifications at the end of this material.

                      The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                      The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                      http://www.sec.gov/Archives/edgar/data/1030442/
                      000090514806002120/efc6-1020_forms3a.txt

Risk Factors:         PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                      THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                      PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                      MORGAN STANLEY IXIS REAL ESTATE CAPITAL TRUST 2006-1
                      TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                      SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                      THE OFFERED CERTIFICATES.

Static Pool
Information:          Information concerning the sponsor's prior residential
                      mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.
                      Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To CALL

----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
 A-fpt  WAL (yrs)                    2.18          1.81         1.43          1.05          0.82          0.66          0.54
        First Payment Date         7/25/2006    7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    7/25/2011    9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 17        1 - 14
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.66          1.38         1.09          0.80          0.63          0.51          0.42
        First Payment Date         7/25/2006    7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    1/25/2010    6/25/2009    10/25/2008     3/25/2008    10/25/2007     7/25/2007     5/25/2007
        Window                      1 - 43        1 - 36       1 - 28        1 - 21        1 - 16        1 - 13        1 - 11
----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.23          3.50         2.76          2.00          1.55          1.25          1.03
        First Payment Date         1/25/2010    6/25/2009    10/25/2008     3/25/2008    10/25/2007     7/25/2007     5/25/2007
        Expected Final Maturity    7/25/2011    9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Window                      43 - 61      36 - 51       28 - 40       21 - 28       16 - 22       13 - 17       11 - 14
----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.87          6.53         5.15          3.50          2.28          1.82          1.50
        First Payment Date         7/25/2011    9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Expected Final Maturity    3/25/2018    3/25/2016     3/25/2014     2/25/2012     4/25/2009     9/25/2008     4/25/2008
        Window                     61 - 141      51 - 117      40 - 93       28 - 68       22 - 34       17 - 27       14 - 22
----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    14.11        11.89         9.42          6.83          4.85          2.59          2.12
        First Payment Date         3/25/2018    3/25/2016     3/25/2014     2/25/2012     4/25/2009     9/25/2008     4/25/2008
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012     6/25/2009    11/25/2008
        Window                     141 - 177    117 - 150     93 - 119       68 - 86       34 - 67       27 - 36       22 - 29
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.76          8.15         6.45          5.00          4.86          4.09          3.52
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     1/25/2010    10/25/2010     6/25/2009    11/25/2008
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       43 - 86       52 - 67       36 - 53       29 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.76          8.15         6.45          4.92          4.50          4.40          3.65
        First Payment Date         2/25/2011    4/25/2010     7/25/2009    11/25/2009     5/25/2010    11/25/2010     2/25/2010
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       41 - 86       47 - 67       53 - 53       44 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.76          8.15         6.45          4.88          4.32          4.37          3.55
        First Payment Date         2/25/2011    4/25/2010     7/25/2009    11/25/2009     3/25/2010     9/25/2010    11/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       41 - 86       45 - 67       51 - 53       41 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.76          8.15         6.45          4.86          4.23          4.16          3.35
        First Payment Date         2/25/2011    4/25/2010     7/25/2009    10/25/2009     1/25/2010     6/25/2010     8/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       40 - 86       43 - 67       48 - 53       38 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.76          8.15         6.45          4.84          4.16          3.97          3.21
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     9/25/2009    12/25/2009     3/25/2010     6/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       39 - 86       42 - 67       45 - 53       36 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.76          8.15         6.45          4.83          4.10          3.83          3.11
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     9/25/2009    10/25/2009     1/25/2010     4/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       39 - 86       40 - 67       43 - 53       34 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.76          8.15         6.45          4.81          4.06          3.73          3.02
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     8/25/2009     9/25/2009    11/25/2009     3/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       38 - 86       39 - 67       41 - 53       33 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.76          8.15         6.45          4.81          4.02          3.64          2.96
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     8/25/2009     9/25/2009    10/25/2009     2/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       38 - 86       39 - 67       40 - 53       32 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.76          8.15         6.45          4.80          3.99          3.58          2.92
        First Payment Date         2/25/2011    4/25/2010     7/25/2009     7/25/2009     8/25/2009     9/25/2009     1/25/2009
        Expected Final Maturity    3/25/2021    12/25/2018    5/25/2016     8/25/2013     1/25/2012    11/25/2010     2/25/2010
        Window                     56 - 177      46 - 150     37 - 119       37 - 86       38 - 67       39 - 53       31 - 44
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
-----------------------------------------------------------------------------------------------------------------------------------
 A-fpt  WAL (yrs)                    2.18          1.81          1.43          1.05          0.82          0.66          0.54
        First Payment Date         7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    7/25/2011     9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Window                      1 - 61        1 - 51        1 - 40        1 - 28        1 - 22        1 - 17        1 - 14
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.66          1.38          1.09          0.80          0.63          0.51          0.42
        First Payment Date         7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    1/25/2010     6/25/2009    10/25/2008     3/25/2008    10/25/2007     7/25/2007     5/25/2007
        Window                      1 - 43        1 - 36        1 - 28        1 - 21        1 - 16        1 - 13        1 - 11
-----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.23          3.50          2.76          2.00          1.55          1.25          1.03
        First Payment Date         1/25/2010     6/25/2009    10/25/2008     3/25/2008    10/25/2007     7/25/2007     5/25/2007
        Expected Final Maturity    7/25/2011     9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Window                      43 - 61       36 - 51       28 - 40       21 - 28       16 - 22       13 - 17       11 - 14
-----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.87          6.53          5.15          3.50          2.28          1.82          1.50
        First Payment Date         7/25/2011     9/25/2010    10/25/2009    10/25/2008     4/25/2008    11/25/2007     8/25/2007
        Expected Final Maturity    3/25/2018     3/25/2016     3/25/2014     2/25/2012     4/25/2009     9/25/2008     4/25/2008
        Window                     61 - 141      51 - 117       40 - 93       28 - 68       22 - 34       17 - 27       14 - 22
-----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    17.00         14.48         11.63         8.55          6.16          2.59          2.12
        First Payment Date         3/25/2018     3/25/2016     3/25/2014     2/25/2012     4/25/2009     9/25/2008     4/25/2008
        Expected Final Maturity   12/25/2034     3/25/2032    12/25/2027     7/25/2022     3/25/2019     6/25/2009    11/25/2008
        Window                     141 - 342     117 - 309     93 - 258      68 - 193      34 - 153       27 - 36       22 - 29
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.68         8.97          7.14          5.54          5.28          6.53          5.60
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     1/25/2010    10/25/2010     6/25/2009    11/25/2008
        Expected Final Maturity    2/25/2032    12/25/2028    10/25/2024     4/25/2020     3/25/2017     8/25/2016    10/25/2014
        Window                     56 - 308      46 - 270      37 - 220      43 - 166      52 - 129      36 - 122      29 - 100
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.66         8.95          7.12          5.45          4.90          5.41          4.29
        First Payment Date         2/25/2011     4/25/2010     7/25/2009    11/25/2009     5/25/2010     2/25/2011     3/25/2010
        Expected Final Maturity    5/25/2031     2/25/2028     2/25/2024     9/25/2019     9/25/2016     9/25/2014     3/25/2013
        Window                     56 - 299      46 - 260      37 - 212      41 - 159      47 - 123       56 - 99       45 - 81
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.63         8.92          7.10          5.39          4.70          4.74          3.80
        First Payment Date         2/25/2011     4/25/2010     7/25/2009    11/25/2009     3/25/2010     9/25/2010    11/25/2009
        Expected Final Maturity    6/25/2030     3/25/2027     4/25/2023     1/25/2019     3/25/2016     4/25/2014    11/25/2012
        Window                     56 - 288      46 - 249      37 - 202      41 - 151      45 - 117       51 - 94       41 - 77
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.60         8.89          7.07          5.35          4.60          4.46          3.59
        First Payment Date         2/25/2011     4/25/2010     7/25/2009    10/25/2009     1/25/2010     6/25/2010     8/25/2009
        Expected Final Maturity   10/25/2029     7/25/2026     9/25/2022     8/25/2018    11/25/2015    12/25/2013     8/25/2012
        Window                     56 - 280      46 - 241      37 - 195      40 - 146      43 - 113       48 - 90       38 - 74
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.57         8.86          7.04          5.31          4.51          4.26          3.44
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     9/25/2009    12/25/2009     3/25/2010     6/25/2009
        Expected Final Maturity    1/25/2029    11/25/2025     1/25/2022     2/25/2018     7/25/2015     9/25/2013     5/25/2012
        Window                     56 - 271      46 - 233      37 - 187      39 - 140      42 - 109       45 - 87       36 - 71
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.51         8.81          7.01          5.27          4.43          4.10          3.32
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     9/25/2009    10/25/2009     1/25/2010     4/25/2009
        Expected Final Maturity    3/25/2028     1/25/2025     5/25/2021     8/25/2017     2/25/2015     5/25/2013     2/25/2012
        Window                     56 - 261      46 - 223      37 - 179      39 - 134      40 - 104       43 - 83       34 - 68
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.44         8.74          6.96          5.20          4.35          3.97          3.21
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     8/25/2009     9/25/2009    11/25/2009     3/25/2009
        Expected Final Maturity    3/25/2027     1/25/2024    11/25/2020     1/25/2017     8/25/2014    12/25/2012    10/25/2011
        Window                     56 - 249      46 - 211      37 - 173      38 - 127       39 - 98       41 - 78       33 - 64
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.32         8.63          6.87          5.13          4.26          3.84          3.11
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     8/25/2009     9/25/2009    10/25/2009     2/25/2009
        Expected Final Maturity   12/25/2025    12/25/2022    12/25/2019     4/25/2016     1/25/2014     7/25/2012     6/25/2011
        Window                     56 - 234      46 - 198      37 - 162      38 - 118       39 - 91       40 - 73       32 - 60
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.14         8.49          6.74          5.02          4.15          3.72          3.02
        First Payment Date         2/25/2011     4/25/2010     7/25/2009     7/25/2009     8/25/2009     9/25/2009     1/25/2009
        Expected Final Maturity    5/25/2024     7/25/2021    10/25/2018     6/25/2015     5/25/2013    12/25/2011    12/25/2010
        Window                     56 - 215      46 - 181      37 - 148      37 - 108       38 - 83       39 - 66       31 - 54
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To CALL

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
 A-fpt   WAL (yrs)                           1.44            1.13            0.92
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             1 - 41          1 - 31          1 - 25
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.09            0.86            0.70
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity          11/25/2008       4/25/2008      12/25/2007
         Window                             1 - 29          1 - 22          1 - 18
----------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.80            2.18            1.77
         First Payment Date               11/25/2008       4/25/2008      12/25/2007
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             29 - 41         22 - 31         18 - 25
----------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.26            3.98            2.85
         First Payment Date               11/25/2009       1/25/2009       7/25/2008
         Expected Final Maturity           5/25/2014       8/25/2012       6/25/2011
         Window                             41 - 95         31 - 74         25 - 60
----------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           9.60            7.52            6.10
         First Payment Date                5/25/2014       8/25/2012       6/25/2011
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            95 - 121         74 - 95         60 - 77
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.57            5.30            4.81
         First Payment Date                7/25/2009      11/25/2009       5/25/2010
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         41 - 95         47 - 77
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.57            5.27            4.64
         First Payment Date                7/25/2009      10/25/2009       2/25/2010
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         40 - 95         44 - 77
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.57            5.25            4.56
         First Payment Date                7/25/2009       9/25/2009      12/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         39 - 95         42 - 77
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.57            5.23            4.51
         First Payment Date                7/25/2009       9/25/2009      11/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         39 - 95         41 - 77
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.57            5.23            4.48
         First Payment Date                7/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         40 - 77
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.57            5.22            4.45
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         39 - 77
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.57            5.22            4.42
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         39 - 77
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.57            5.21            4.40
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         37 - 95         38 - 77
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.57            5.20            4.39
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         37 - 95         38 - 77
----------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To MATURITY

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
 A-fpt   WAL (yrs)                           1.44            1.13            0.92
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             1 - 41          1 - 31          1 - 25
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.09            0.86            0.70
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity          11/25/2008       4/25/2008      12/25/2007
         Window                             1 - 29          1 - 22          1 - 18
----------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.80            2.18            1.77
         First Payment Date               11/25/2008       4/25/2008      12/25/2007
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             29 - 41         22 - 31         18 - 25
----------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.26            3.98            2.85
         First Payment Date               11/25/2009       1/25/2009       7/25/2008
         Expected Final Maturity           5/25/2014       8/25/2012       6/25/2011
         Window                             41 - 95         31 - 74         25 - 60
----------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           11.90           9.37            7.62
         First Payment Date                5/25/2014       8/25/2012       6/25/2011
         Expected Final Maturity           7/25/2028       2/25/2024       1/25/2021
         Window                            95 - 265        74 - 212        60 - 175
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.30            5.89            5.28
         First Payment Date                7/25/2009      11/25/2009       5/25/2010
         Expected Final Maturity           5/25/2025       6/25/2021      10/25/2018
         Window                            37 - 227        41 - 180        47 - 148
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.28            5.83            5.11
         First Payment Date                7/25/2009      10/25/2009       2/25/2010
         Expected Final Maturity           8/25/2024      12/25/2020       4/25/2018
         Window                            37 - 218        40 - 174        44 - 142
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.25            5.79            5.01
         First Payment Date                7/25/2009       9/25/2009      12/25/2009
         Expected Final Maturity          10/25/2023       4/25/2020       9/25/2017
         Window                            37 - 208        39 - 166        42 - 135
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.23            5.76            4.94
         First Payment Date                7/25/2009       9/25/2009      11/25/2009
         Expected Final Maturity           2/25/2023      10/25/2019       4/25/2017
         Window                            37 - 200        39 - 160        41 - 130
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.20            5.73            4.89
         First Payment Date                7/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity           7/25/2022       4/25/2019      11/25/2016
         Window                            37 - 193        38 - 154        40 - 125
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.16            5.68            4.83
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity          10/25/2021       9/25/2018       5/25/2016
         Window                            37 - 184        38 - 147        39 - 119
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.10            5.63            4.76
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           2/25/2021       1/25/2018      11/25/2015
         Window                            37 - 176        38 - 139        39 - 113
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.01            5.55            4.68
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           3/25/2020       4/25/2017       3/25/2015
         Window                            37 - 165        37 - 130        38 - 105
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.88            5.44            4.59
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           1/25/2019       4/25/2016       6/25/2014
         Window                            37 - 151        37 - 118         38 - 96
----------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-fpt Cap (%)   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
-------  -------------   -----------   -----------   -----------   -----------
          Actual/360     Actual/360    Actual/360    Actual/360    Actual/360

     0              --            --            --            --            --
     1           20.05         20.04         20.09         20.15         20.25
     2           20.05         20.04         20.09         20.15         20.25
     3           20.05         20.04         20.09         20.15         20.25
     4           20.05         20.04         20.09         20.15         20.25
     5           20.05         20.04         20.09         20.15         20.25
     6           20.05         20.04         20.09         20.15         20.25
     7           20.05         20.04         20.09         20.15         20.25
     8           20.05         20.04         20.09         20.15         20.25
     9           20.05         20.04         20.09         20.15         20.25
    10           20.05         20.04         20.09         20.15         20.25
    11           20.05         20.04         20.09         20.15         20.25
    12           20.05         20.04         20.09         20.15         20.25
    13           20.05         20.04         20.09         20.15         20.25
    14           20.05         20.04         20.09         20.12         20.13
    15           19.96         19.96         19.96         19.96         19.96
    16           19.93         19.93         19.93         19.93         19.93
    17           19.64         19.64         19.64         19.64         19.64
    18           19.63         19.63         19.63         19.63         19.63
    19           19.33         19.33         19.33         19.33         19.33
    20           19.09         19.09         19.09         19.09         19.09
    21           18.47         18.47         18.47         18.47         18.47
    22           13.50            --         13.50         13.50         13.50
    23           13.73            --         13.73         13.73         13.73
    24           13.42            --         13.42         13.42         13.42
    25           13.73            --         13.73         13.73         13.73
    26           13.45            --         13.45         13.45         13.45
    27           13.61            --         13.61         13.61         13.61
    28           14.79            --         14.79         14.79         14.79
    29              --            --            --         14.48         14.48
    30              --            --            --         14.87         14.87
    31              --            --            --         14.56         14.56
    32              --            --            --         14.62         14.62
    33              --            --            --         15.95         15.95
    34              --            --            --         14.74         14.74
    35              --            --            --         15.28         15.28
    36              --            --            --         14.96         14.96
    37              --            --            --         76.42         76.42
    38              --            --            --         19.08         19.08
    39              --            --            --         19.06         19.06
    40              --            --            --         20.53         20.53
    41              --            --            --         19.76         19.76
    42              --            --            --         20.19         20.19
    43              --            --            --         19.43         19.43
    44              --            --            --         19.28         19.28
    45              --            --            --         21.08         21.08
    46              --            --            --         19.40         19.40


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-fpt Cap (%)   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -------------   -----------   -----------   -----------   -----------
          Actual/360     Actual/360    Actual/360    Actual/360    Actual/360

    47              --            --            --         19.87         19.87
    48              --            --            --         19.26         19.26
    49              --            --            --         19.84         19.84
    50              --            --            --         19.24         19.24
    51              --            --            --         19.24         19.24
    52              --            --            --         20.03         20.03
    53              --            --            --         19.42         19.42
    54              --            --            --         18.95         18.95
    55              --            --            --         18.33         18.33
    56              --            --            --         18.33         18.33
    57              --            --            --         20.30         20.30
    58              --            --            --         18.38         18.38
    59              --            --            --         18.99         18.99
    60              --            --            --         18.37         18.37
    61              --            --            --         18.98         18.98
    62              --            --            --         18.37         18.37
    63              --            --            --         18.37         18.37
    64              --            --            --         18.98         18.98
    65              --            --            --         18.36         18.36
    66              --            --            --         18.97         18.97
    67              --            --            --         18.35         18.35
    68              --            --            --         18.35         18.35
    69              --            --            --            --         19.62
    70              --            --            --            --         18.35
    71              --            --            --            --         18.96
    72              --            --            --            --         18.34
    73              --            --            --            --         18.95
    74              --            --            --            --         18.34
    75              --            --            --            --         18.33
    76              --            --            --            --         18.94
    77              --            --            --            --         18.33
    78              --            --            --            --         18.94
    79              --            --            --            --         18.32
    80              --            --            --            --         18.32
    81              --            --            --            --         20.28
    82              --            --            --            --         18.31
    83              --            --            --            --         18.92
    84              --            --            --            --         18.30
    85              --            --            --            --         18.91
    86              --            --            --            --         18.30
    87              --            --            --            --         18.29
    88              --            --            --            --         18.90
    89              --            --            --            --         18.28
    90              --            --            --            --         18.89
    91              --            --            --            --         18.28
    92              --            --            --            --         18.27
    93              --            --            --            --         20.22
    94              --            --            --            --         18.26


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-fpt Cap (%)   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -------------   -----------   -----------   -----------   -----------
          Actual/360     Actual/360    Actual/360    Actual/360    Actual/360

    95              --            --            --            --         18.87
    96              --            --            --            --         18.26
    97              --            --            --            --         18.86
    98              --            --            --            --         15.11
    99              --            --            --            --         14.65
   100              --            --            --            --         15.17
   101              --            --            --            --         14.73
   102              --            --            --            --         15.26
   103              --            --            --            --         14.81
   104              --            --            --            --         14.85
   105              --            --            --            --         16.49
   106              --            --            --            --         14.94
   107              --            --            --            --         15.49
   108              --            --            --            --         15.04
   109              --            --            --            --         15.59
   110              --            --            --            --         15.14
   111              --            --            --            --         15.19
   112              --            --            --            --         15.76
   113              --            --            --            --         15.30
   114              --            --            --            --         15.87
   115              --            --            --            --         15.42
   116              --            --            --            --         15.48
   117              --            --            --            --         16.62
   118              --            --            --            --         15.61
   119              --            --            --            --         16.20
   120              --            --            --            --         15.74
   121              --            --            --            --         16.34
   122              --            --            --            --         15.89
   123              --            --            --            --         15.96
   124              --            --            --            --         16.57
   125              --            --            --            --         16.12
   126              --            --            --            --         16.74
   127              --            --            --            --         16.28
   128              --            --            --            --         16.37
   129              --            --            --            --         18.22
   130              --            --            --            --         16.54
   131              --            --            --            --         17.19
   132              --            --            --            --         16.73
   133              --            --            --            --         17.39
   134              --            --            --            --         16.93
   135              --            --            --            --         17.04
   136              --            --            --            --         17.71
   137              --            --            --            --         17.25
   138              --            --            --            --         17.95
   139              --            --            --            --         17.48
   140              --            --            --            --         17.60
   141              --            --            --            --         19.62
   142              --            --            --            --         17.85


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-fpt Cap (%)   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -------------   -----------   -----------   -----------   -----------
          Actual/360     Actual/360    Actual/360    Actual/360    Actual/360


   143              --            --            --            --         18.58
   144              --            --            --            --         18.12
   145              --            --            --            --         18.86
   146              --            --            --            --         18.39
   147              --            --            --            --         18.54
   148              --            --            --            --         19.31
   149              --            --            --            --         18.84
   150              --            --            --            --         19.63
   151              --            --            --            --         19.16
   152              --            --            --            --         19.33
   153              --            --            --            --         21.59
   154              --            --            --            --         19.68
   155              --            --            --            --         20.52
   156              --            --            --            --         20.05
   157              --            --            --            --         20.91
   158              --            --            --            --         20.43
   159              --            --            --            --         20.64
   160              --            --            --            --         21.54
   161              --            --            --            --         21.06
   162              --            --            --            --         21.99
   163              --            --            --            --         21.51
   164              --            --            --            --         21.74
   165              --            --            --            --         23.49
   166              --            --            --            --         22.22
   167              --            --            --            --         23.22
   168              --            --            --            --         22.88
   169              --            --            --            --         24.16
   170              --            --            --            --         23.92
   171              --            --            --            --         24.50
   172              --            --            --            --         25.97
   173              --            --            --            --         25.82
   174              --            --            --            --         27.45
   175              --            --            --            --         27.37
   176              --            --            --            --         28.27
   177              --            --            --            --         32.41
   178              --            --            --            --         33.32
   179              --            --            --            --         38.40
   180              --            --            --            --         39.29
   181              --            --            --            --         43.05
   182              --            --            --            --         44.43
   183              --            --            --            --         47.69
   184              --            --            --            --         53.30
   185              --            --            --            --         56.31
   186              --            --            --            --         64.26
   187              --            --            --            --         69.66
   188              --            --            --            --         79.51
   189              --            --            --            --        103.01
   190              --            --            --            --        112.81


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-fpt Cap (%)   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -------------   -----------   -----------   -----------   -----------
          Actual/360     Actual/360    Actual/360    Actual/360    Actual/360

   191              --            --            --            --        149.22
   192              --            --            --            --        202.90
   193              --            --            --            --        359.64
   194              --            --            --            --        *
   195              --            --            --            --            --


      * In period 194, the Class A-4 Certificates have an approximate beginning Class Certificate Balance of $63,235 and are paid approximately $187,308 in interest.


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
-------  -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
     0            --            --            --            --            --            --            --            --            --
     1         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     2         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     3         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     4         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     5         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     6         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     7         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     8         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
     9         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
    10         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
    11         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
    12         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
    13         20.28         20.30         20.32         20.36         20.38         20.46         20.90         21.10         21.95
    14         19.66         19.66         19.66         19.66         19.67         19.67         19.71         19.72         19.79
    15         19.42         19.42         19.42         19.42         19.42         19.42         19.42         19.42         19.42
    16         19.35         19.35         19.35         19.35         19.35         19.35         19.35         19.35         19.35
    17         19.05         19.05         19.05         19.05         19.05         19.05         19.05         19.05         19.05
    18         19.00         19.00         19.00         19.00         19.00         19.00         19.00         19.00         19.00
    19         18.69         18.69         18.69         18.69         18.69         18.69         18.69         18.69         18.69
    20         18.43         18.43         18.43         18.43         18.43         18.43         18.43         18.43         18.43
    21         17.71         17.71         17.71         17.71         17.71         17.71         17.71         17.71         17.71
    22         12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63
    23         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78
    24         12.46         12.46         12.46         12.46         12.46         12.46         12.46         12.46         12.46
    25         12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70
    26         12.40         12.40         12.40         12.40         12.40         12.40         12.40         12.40         12.40
    27         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49
    28         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49
    29         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    30         13.43         13.43         13.43         13.43         13.43         13.43         13.43         13.43         13.43
    31         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09
    32         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07
    33         14.11         14.11         14.11         14.11         14.11         14.11         14.11         14.11         14.11
    34         12.80         12.80         12.80         12.80         12.80         12.80         12.80         12.80         12.80
    35         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    36         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78
    37         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    38         12.75         12.75         12.75         12.75         12.75         12.75         12.75         12.75         12.75
    39         12.88         12.88         12.88         12.88         12.88         12.88         12.88         12.88         12.88
    40         14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19
    41         13.78         13.78         13.78         13.78         13.78         13.78         13.78         13.78         13.78
    42         14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18
    43         13.76         13.76         13.76         13.76         13.76         13.76         13.76         13.76         13.76
    44         13.76         13.76         13.76         13.76         13.76         13.76         13.76         13.76         13.76
    45         15.12         15.12         15.12         15.12         15.12         15.12         15.12         15.12         15.12
    46         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13
    47         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
-------  -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    48         14.11         14.11         14.11         14.11         14.11         14.11         14.11         14.11         14.11
    49         14.52         14.52         14.52         14.52         14.52         14.52         14.52         14.52         14.52
    50         14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09
    51         14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09         14.09
    52         14.68         14.68         14.68         14.68         14.68         14.68         14.68         14.68         14.68
    53         14.25         14.25         14.25         14.25         14.25         14.25         14.25         14.25         14.25
    54         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60
    55         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    56         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    57         14.57         14.57         14.57         14.57         14.57         14.57         14.57         14.57         14.57
    58         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19
    59         13.63         13.63         13.63         13.63         13.63         13.63         13.63         13.63         13.63
    60         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19
    61         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62
    62         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18
    63         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18
    64         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62
    65         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18
    66         13.61         13.61         13.61         13.61         13.61         13.61         13.61         13.61         13.61
    67         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17
    68         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17
    69         14.08         14.08         14.08         14.08         14.08         14.08         14.08         14.08         14.08
    70         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17
    71         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60
    72         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    73         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59
    74         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    75         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    76         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59
    77         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    78         13.58         13.58         13.58         13.58         13.58         13.58         13.58         13.58         13.58
    79         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14
    80         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14
    81         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54
    82         13.13         13.13         13.13         13.13         13.13         13.13         13.13         13.13         13.13
    83         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57
    84         13.12         13.12         13.12         13.12         13.12         13.12         13.12         13.12         13.12
    85         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56
    86         13.12         13.12         13.12         13.12         13.12         13.12         13.12         13.12         13.12
    87         13.11         13.11         13.11         13.11         13.11         13.11         13.11         13.11         13.11
    88         13.55         13.55         13.55         13.55         13.55         13.55         13.55         13.55         13.55
    89         13.11         13.11         13.11         13.11         13.11         13.11         13.11         13.11         13.11
    90         13.54         13.54         13.54         13.54         13.54         13.54         13.54         13.54         13.54
    91         13.10         13.10         13.10         13.10         13.10         13.10         13.10         13.10         13.10
    92         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09
    93         14.49         14.49         14.49         14.49         14.49         14.49         14.49         14.49         14.49
    94         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09         13.09
    95         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52
    96         13.08         13.08         13.08         13.08         13.08         13.08         13.08         13.08         13.08


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
-------  -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    97         13.51         13.51         13.51         13.51         13.51         13.51         13.51         13.51         13.51
    98         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07
    99         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07         13.07
   100         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50
   101         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06
   102         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49
   103         13.05         13.05         13.05         13.05         13.05         13.05         13.05         13.05         13.05
   104         13.05         13.05         13.05         13.05         13.05         13.05         13.05         13.05         13.05
   105         14.44         14.44         14.44         14.44         14.44         14.44         14.44         14.44         14.44
   106         13.04         13.04         13.04         13.04         13.04         13.04         13.04         13.04         13.04
   107         13.47         13.47         13.47         13.47         13.47         13.47         13.47         13.47         13.47
   108         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03
   109         13.46         13.46         13.46         13.46         13.46         13.46         13.46         13.46            --
   110         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02            --
   111         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02            --
   112         13.45         13.45         13.45         13.45         13.45         13.45         13.45         13.45            --
   113         13.01         13.01         13.01         13.01         13.01         13.01         13.01         13.01            --
   114         13.44         13.44         13.44         13.44         13.44         13.44         13.44         13.44            --
   115         13.00         13.00         13.00         13.00         13.00         13.00         13.00         13.00            --
   116         13.00         13.00         13.00         13.00         13.00         13.00         13.00         13.00            --
   117         13.89         13.89         13.89         13.89         13.89         13.89         13.89         13.89            --
   118         12.99         12.99         12.99         12.99         12.99         12.99         12.99         12.99            --
   119         13.42         13.42         13.42         13.42         13.42         13.42         13.42         13.42            --
   120         12.98         12.98         12.98         12.98         12.98         12.98         12.98            --            --
   121         13.41         13.41         13.41         13.41         13.41         13.41         13.41            --            --
   122         12.98         12.98         12.98         12.98         12.98         12.98         12.98            --            --
   123         12.97         12.97         12.97         12.97         12.97         12.97         12.97            --            --
   124         13.40         13.40         13.40         13.40         13.40         13.40         13.40            --            --
   125         12.96         12.96         12.96         12.96         12.96         12.96         12.96            --            --
   126         13.39         13.39         13.39         13.39         13.39         13.39         13.39            --            --
   127         12.96         12.96         12.96         12.96         12.96         12.96         12.96            --            --
   128         12.95         12.95         12.95         12.95         12.95         12.95            --            --            --
   129         14.33         14.33         14.33         14.33         14.33         14.33            --            --            --
   130         12.94         12.94         12.94         12.94         12.94         12.94            --            --            --
   131         13.37         13.37         13.37         13.37         13.37         13.37            --            --            --
   132         12.94         12.94         12.94         12.94         12.94         12.94            --            --            --
   133         13.36         13.36         13.36         13.36         13.36         13.36            --            --            --
   134         12.93         12.93         12.93         12.93         12.93         12.93            --            --            --
   135         12.92         12.92         12.92         12.92         12.92         12.92            --            --            --
   136         13.35         13.35         13.35         13.35         13.35            --            --            --            --
   137         12.91         12.91         12.91         12.91         12.91            --            --            --            --
   138         13.34         13.34         13.34         13.34         13.34            --            --            --            --
   139         12.91         12.91         12.91         12.91         12.91            --            --            --            --
   140         12.90         12.90         12.90         12.90         12.90            --            --            --            --
   141         14.28         14.28         14.28         14.28         14.28            --            --            --            --
   142         12.89         12.89         12.89         12.89            --            --            --            --            --
   143         13.32         13.32         13.32         13.32            --            --            --            --            --
   144         12.89         12.89         12.89         12.89            --            --            --            --            --
   145         13.31         13.31         13.31         13.31            --            --            --            --            --


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
-------  -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
   146         12.88         12.88         12.88         12.88            --            --            --            --            --
   147         12.87         12.87         12.87         12.87            --            --            --            --            --
   148         13.30         13.30         13.30            --            --            --            --            --            --
   149         12.87         12.87         12.87            --            --            --            --            --            --
   150         13.29         13.29         13.29            --            --            --            --            --            --
   151         12.86         12.86         12.86            --            --            --            --            --            --
   152         12.85         12.85         12.85            --            --            --            --            --            --
   153         14.23         14.23            --            --            --            --            --            --            --
   154         12.85         12.85            --            --            --            --            --            --            --
   155         13.27         13.27            --            --            --            --            --            --            --
   156         12.84         12.84            --            --            --            --            --            --            --
   157         13.26         13.26            --            --            --            --            --            --            --
   158         12.83         12.83            --            --            --            --            --            --            --
   159         12.82         12.82            --            --            --            --            --            --            --
   160         13.25         13.25            --            --            --            --            --            --            --
   161         12.82            --            --            --            --            --            --            --            --
   162         13.24            --            --            --            --            --            --            --            --
   163         12.81            --            --            --            --            --            --            --            --
   164         12.80            --            --            --            --            --            --            --            --
   165         13.68            --            --            --            --            --            --            --            --
   166         12.80            --            --            --            --            --            --            --            --
   167         13.22            --            --            --            --            --            --            --            --
   168            --            --            --            --            --            --            --            --            --


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 5.40%

--------------------------------------------------------------------------------
     Period          Start Accrual         End Accrual        Swap Notional
--------------------------------------------------------------------------------
       1               6/30/2006            7/25/2006       1,227,648,360.83
       2               7/25/2006            8/25/2006       1,176,693,855.43
       3               8/25/2006            9/25/2006       1,128,214,416.17
       4               9/25/2006           10/25/2006       1,081,969,931.02
       5              10/25/2006           11/25/2006       1,037,479,454.34
       6              11/25/2006           12/25/2006         994,660,694.54
       7              12/25/2006            1/25/2007         953,436,479.60
       8               1/25/2007            2/25/2007         913,734,556.17
       9               2/25/2007            3/25/2007         875,487,735.12
       10              3/25/2007            4/25/2007         838,633,123.52
       11              4/25/2007            5/25/2007         803,112,035.82
       12              5/25/2007            6/25/2007         768,872,965.57
       13              6/25/2007            7/25/2007         735,866,218.78
       14              7/25/2007            8/25/2007         704,074,249.77
       15              8/25/2007            9/25/2007         673,586,000.21
       16              9/25/2007           10/25/2007         644,419,224.71
       17             10/25/2007           11/25/2007         616,521,405.51
       18             11/25/2007           12/25/2007         589,837,109.88
       19             12/25/2007            1/25/2008         563,873,728.76
       20              1/25/2008            2/25/2008         533,636,992.10
       21              2/25/2008            3/25/2008         458,878,459.89
       22              3/25/2008            4/25/2008         154,406,217.21
       23              4/25/2008            5/25/2008         143,299,330.37
       24              5/25/2008            6/25/2008         137,011,847.27
       25              6/25/2008            7/25/2008         131,574,257.55
       26              7/25/2008            8/25/2008         126,355,112.84
       27              8/25/2008            9/25/2008         121,345,513.54
       28              9/25/2008           10/25/2008         116,536,840.99
       29             10/25/2008           11/25/2008         111,920,700.33
       30             11/25/2008           12/25/2008         107,489,629.23
       31             12/25/2008            1/25/2009         103,138,375.08
       32              1/25/2009            2/25/2009          99,059,634.82
       33              2/25/2009            3/25/2009          91,526,062.16
       34              3/25/2009            4/25/2009          42,766,672.67
       35              4/25/2009            5/25/2009          40,555,549.44
       36              5/25/2009            6/25/2009          39,128,847.91
       37              6/25/2009            7/25/2009          37,829,605.93
       38              7/25/2009            8/25/2009          36,572,376.55
       39              8/25/2009            9/25/2009          35,355,851.53
       40              9/25/2009           10/25/2009          34,178,758.15
       41             10/25/2009           11/25/2009          33,039,770.05
       42             11/25/2009           12/25/2009          31,937,792.46
       43             12/25/2009            1/25/2010          30,871,665.67
       44              1/25/2010            2/25/2010          29,840,262.71
       45              2/25/2010            3/25/2010          28,842,490.44
       46              3/25/2010            4/25/2010          27,877,288.01
       47              4/25/2010            5/25/2010          26,943,623.77
       48              5/25/2010            6/25/2010          26,040,502.89
       49              6/25/2010            7/25/2010          25,166,957.48
       50              7/25/2010            8/25/2010          24,322,048.89
       51              8/25/2010            9/25/2010          23,504,866.92
       52              9/25/2010           10/25/2010          22,714,528.99
       53             10/25/2010           11/25/2010          21,950,179.39
       54             11/25/2010           12/25/2010                     --
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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